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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 60/Amendment No. 30 to Registration Statement Nos. 002-39272/811-02162 on Form N-4 of our report dated March 28, 2013, relating to the financial statements and financial highlights comprising each of the Divisions of General American Separate Account Two, our report dated April 5, 2013, relating to the consolidated financial statements of General American Life Insurance Company and subsidiary, and our report dated April 2, 2013, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries ("MetLife"), (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to changes in MetLife's method of accounting for deferred policy acquisition costs as required by accounting guidance adopted on January 1, 2012 and MetLife reorganization of its segments in 2012), all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 23, 2013